Exhibit 99.1

Oncocyte Appoints Joshua Riggs as President and Chief Executive Officer

IRVINE, Calif., March 02, 2023 (GLOBE NEWSWIRE) — Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company, today announced that Joshua Riggs has been appointed as its Chief Executive Officer effective February 24, 2023. Since being named interim CEO in December, Riggs has successfully led the process of restructuring the Company by refocusing product strategy and reducing costs across the organization. Riggs also serves as President and joins the Company’s Board of Directors.

“Since his appointment as Interim CEO, Josh has worked quickly, collaboratively, and effectively to significantly reduce the Company’s spend rate, has driven the restructuring of a number of strategic initiatives that were no longer consistent with the Company’s forward strategy, and has engaged with the Board to define and begin to implement the strategic imperatives that will guide the Company’s future path. The Board of Directors unanimously supports Josh’s appointment,” said Andy Arno, Board Chair.

“Oncocyte has differentiated technology in multiple $1B+ clinical and research markets.” said Joshua Riggs. “As a company, we remain committed to serving patients, clinicians, and researchers with our innovative portfolio. We believe that capital efficiency, tightly focused product development, and milestone achievement will accelerate our path to sustainable revenue growth and value creation for our shareholders. I look forward to working with the Board and leading the Oncocyte team to achieve our goals.”

Riggs joined the Company in August 2020 and served as the Company’s General Manager, Transplant and Senior Director of Business Development prior to stepping into the Interim CEO role in December of 2022. Prior to joining Oncocyte, Riggs was a business development strategist with significant experience working with growth-stage molecular diagnostics companies, serving as a principal at Bethesda Group, LLC, a boutique consulting group focused on assisting early and mid-stage diagnostic companies and investment groups moving emerging diagnostic content  and platforms to market.

About Oncocyte

Oncocyte is a precision diagnostics company. The Company develops and markets assays that are designed to help enable groundbreaking research and provide clarity and confidence to physicians and their patients. The Company is currently focused on development and commercialization activities in three areas. DetermaIO™ is a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies, VitaGraft™ is a blood-based solid organ transplantation monitoring test, and pipeline test DetermaCNI™ is blood-based monitoring tool for monitoring therapeutic efficacy in cancer patients.

DetermaIO™, DetermaCNI™, and VitaGraft™ are trademarks of Oncocyte Corporation.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the expectation that the Company will be on its path to sustainable revenue growth and value creation for its shareholders, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor & Media Contact

Caroline Corner

ICR Westwicke

Tel: 415.202.5678

caroline.corner@westwicke.com